UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

(Exact name of registrant as specified in its charter)

Delaware	0-7928	11-2139466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 South Service Road, Suite 230
Melville, New York 11747
(Address of principal executive offices, including zip code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC
Series A Junior Participating Cumulative Preferred Stock, par value $0.10 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

On March 2, 2021, Comtech Telecommunications Corp. (“Comtech”) completed the acquisition of UHP Networks Inc. (“UHP”) pursuant to a stock purchase agreement, which was initially entered into on November 14, 2019 and subsequently amended through the date of the acquisition (the “Stock Purchase Agreement”).

Pursuant to the Stock Purchase Agreement, the initial payment of approximately $24.0 million for the acquisition of UHP was paid in shares of Comtech common stock. An additional payment of $5.0 million (payable in cash and/or common stock at Comtech’s option) is due upon certain conditions being met, all of which are expected to occur within the next twelve months. The Stock Purchase Agreement also provides for an earn-out payment of up to an additional $9.0 million (payable in cash and/or common stock at Comtech’s option) if certain agreed upon sales milestones are reached over an eighteen-month period. 1,026,567 shares of Comtech’s common stock were issued at closing to satisfy initial payment and escrow arrangements under the terms of the Stock Purchase Agreement.

The shares of Comtech common stock issued pursuant to the Stock Purchase Agreement were issued in a private placement exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 7.01. Regulation FD Disclosure.

On March 3, 2021, Comtech issued a press release announcing its acquisition of UHP. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated as of March 3, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Date: March 3, 2021	By:	/s/ Michael A. Bondi
	Name:	Michael A. Bondi
	Title:	Chief Financial Officer